                                                                      APPENDIX A



                                  DEFINITIONS
                                  -----------


          The following terms shall have the following meanings for all purposes of the Operative Documents referred to below, unless otherwise defined in an Operative Document or the context thereof shall otherwise require, and such meanings are equally applicable both to the singular and plural forms of the terms defined. Any term defined below by reference to any agreement or instrument shall have such meaning whether or not such agreement or instrument is in effect. The terms "hereof", "herein", "hereunder" and comparable terms
                          ------    ------    ---------
refer to the entire agreement with respect to which such terms are used and not to any particular Section, subsection, paragraph or other subdivision thereof.

          Unless the context otherwise requires, references to (i) agreements
                                                                -
shall include sections, schedules, exhibits and appendices thereto and shall be deemed to mean and include such agreements (and sections, schedules, exhibits and appendices) as the same may be amended, supplemented and otherwise modified from time to time in accordance with the terms thereof; (ii) parties to
                                                         --
agreements or government agencies shall be deemed to include the successors and permitted assigns of such parties and the successors and assigns of such agencies and (iii) laws or regulations shall be deemed to mean such laws or
              ---
regulations as the same may be amended from time to time and any superseding laws or regulations covering the same subject matter.

          Unless otherwise specified herein or in any Operative Document, all accounting terms used in any Operative Document shall be interpreted, all accounting determinations made pursuant to the terms of any Operative Documents shall be made, and all financial statements delivered pursuant to the terms of any Operative Document shall be prepared, in accordance with GAAP.

          "ABS" shall mean the American Bureau of Shipping or any successor
           ---
organizations.

          "Actual Knowledge" shall mean, (i) as it applies to the Owner Trustee,
           ----------------               -
the Indenture Trustee or the Pass Through Trustee, actual knowledge of, including any information contained in any written notices received by, an officer in its Corporate Trust Office; (ii) as it applies to the Owner Participant, actual knowledge of,
         --
including any information contained in any written notices received by, any officer of the Owner Participant or any Affiliate thereof whose responsibilities include administration of the transactions contemplated by the Operative Documents; (iii) as it applies to the Trust Company, actual knowledge of,
            ---
including any information contained in written notices received by, any officer of the Trust Company whose responsibilities include administration of the transactions contemplated by the Operative Documents; (iv) as it applies to the
                                                       --
Charterer, actual knowledge of, including any information contained in any written notices received by, the Chief Executive Officer, the President or any Vice President or any other executive officer of the Charterer whose responsibilities include administration of the transactions contemplated by the Operative Documents and (v) as it applies to the Guarantor, actual knowledge of,
                         -
including any information contained in any written notices received by, the Chief Executive Officer, the President or any Vice President or any other executive officer of the Guarantor whose responsibilities include administration of the transactions contemplated by the Operative Documents.

          "Additional Notes" shall mean non-recourse Secured Notes issued by the
           ----------------
Owner Trustee in connection with a Supplemental Financing and in accordance with
Section 2.08 of the Indenture.

          "Affiliate" shall mean, with respect to any Person, any other Person,
           ---------
directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, the term

"control" (including the correlative meanings of the terms "controlling",
--------                                                    -----------
"controlled by" and "under common control with"), as used with respect to any
--------------       -------------------------
Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or otherwise;

provided, however, that the Trust Company shall not be considered to be an
--------  -------
Affiliate of either the Owner Trustee or the Owner Participant and that neither the Owner Trustee nor the Owner Participant shall be considered to be an Affiliate of the Trust Company.

          "After-Tax Basis", in the context of determining the amount of a
           ---------------
payment to be made on such basis, shall mean the payment of an amount which, after subtraction of the net increase, if any, in United States federal, state and local income tax liability incurred by the recipient of such payment as a result of the receipt or accrual of such payment (which net increase shall be calculated by taking into account any reduction in such taxes resulting from any tax benefits realized or deemed to be realized in any taxable year by the recipient as a result of the event or circumstances giving rise to such payment), shall equal the amount that would have been payable if no such net increase in tax liability had been incurred. In calculating the amount payable by reason of this provision, all United States Federal, state and local income taxes payable and tax benefits realized or deemed to be realized shall be deter mined (except to the extent provided otherwise in any Operative Document) on the assumptions that (i) the recipient is taxable on all income at the
                         -
highest marginal federal income tax rate applicable to corporate taxpayers as of the date of the payment to be made on an After-Tax Basis and the actual marginal state and local income tax rate applicable as of such date to the recipient, as determined by the recipient in its reasonable, good faith judgment and certified by the recipient to the payer in writing and, if requested by the payer, as verified by a nationally recognized accounting firm mutually acceptable to the recipient and the payer; (ii) all tax benefits are utilized by the recipient (x)
                          --                                                  -
at the rates specified in clause (i) and (y) in each of the recipient's taxable
                                          -
years in which such tax benefits are first allowable; and (iii) tax benefits
                                                           ---
deemed to be realized in any taxable year other than the year of payment are taken into account at their present value, using a discount rate equal to the Debt Rate.

          "Amortization Schedule" for the Secured Notes shall mean the
           ---------------------
amortization schedule for the Installment Secured Notes set forth in Exhibit B to the Indenture.

          "Appraisal Procedure" shall mean a procedure for determining any
           -------------------
amount, value or period. Such procedure shall be commenced by the delivery of written notification as specified in the Operative Documents by the Charterer to the Shipowner, Owner Trustee or the Owner Participant, as the case may be, or by the Owner Participant or the Owner Trustee, as the case may be, to the Charterer, that it desires to obtain an appraisal with respect to such amount, value or period. If required by the relevant provision of the applicable Operative Document, such parties shall first attempt to agree on such matter.
If such parties are unable to agree on such matter within the time period specified in the applicable Operative Document, or if such parties are not required to attempt to agree, the Charterer will identify an appraiser (the "Appraiser") to conduct an updated appraisal (the "Appraisal"). The Appraisal will establish: (a) the fair market sales and charter value of the Vessel (the "Appraisal Value"); (b) the useful life of the Vessel from the Funding Date (the "Useful Life"); (c) either (i) the sum of the present values at the EBO Date of the estimated fair market value of the Vessel at the end of the Base Charter Term and the Base Charter Term Payments scheduled to become due after the EBO Date and on or before the end of the Base Charter Term is less than the EBO Exercise Price, or (ii) the Base Charter Term Payments scheduled to become due after the EBO Exercise Date do not exceed the fair market hire for the Vessel; and (d) any other matters requiring valuation under the terms of the Charter. If more than one Appraisal is called for, the latest will supersede earlier versions. Except to the extent expressly provided otherwise in any Operative Document, fees and expenses of the appraisers appointed in connection with an Appraisal Procedure shall be paid by the Charterer, except also that, if the Appraisal Procedure is utilized in connection with the purchase by the Charterer of the Vessel pursuant to the Charter or in connection with a Renewal Term actually entered into pursuant to the exercise by the Charterer of a renewal option pursuant to Section 14(b)(i) of the Charter, all such fees and expenses shall be borne equally by the Charterer and the Shipowner.

          "Appraisal" shall mean the appraisal delivered by the Appraiser
           ---------
pursuant to Section 4.8(a) of the Participation Agreement.

          "Appraiser" shall mean collectively Marshall & Stevens Incorporated
           ---------
and Sabine Surveyors, Inc.

          "Base Charter Commencement Date" shall mean the date of commencement
           ------------------------------
of the Base Charter Term of the Charter, which shall be January 31, 1998.

          "Base Charter Hire" shall mean the amounts payable pursuant to
           -----------------
Section 3(c) of the Charter.

          "Base Charter Payment Dates" during the Base Charter Term or any
           --------------------------
Renewal Term shall mean and include each January 31 and July 31 during the Base Charter Term or such Renewal Term. The first Base Charter Payment Date shall be July 31, 1998.

          "Base Charter Percentages" shall mean the percentages set forth in
           ------------------------
Schedule 1 to the Charter, subject to adjustment in accordance with Section 2.12 of the Participation Agreement.

          "Base Charter Term" shall mean the period commencing on the day
           -----------------
following the last day of the Interim Charter Term and ending on midnight on the Base Charter Termination Date.

          "Base Charter Termination Date" shall mean January 31, 2016 or such
           -----------------------------
earlier date as the Base Charter Term shall terminate in accordance with the terms of the Charter.

          "Beneficial Interest" shall have the meaning set forth in Section
           ----------
17.1 of the Participation Agreement.

          "Bill of Sale" shall mean the Coast Guard form of Bill of Sale (CG-
           ------------
1340) from the Seller to the Shipowner dated the Funding Date and delivered pursuant to Sections 3.1 and 4.2 of the Participation Agreement.

          "Board of Directors" shall mean, with respect to any Person, either
           ------------------
the board of directors of such Person or a duly authorized committee of said board having power to act for such board with respect to the matter in question.

          "Builder" shall mean Newport News Shipbuilding and Dry Dock Company.
           -------

          "Business Day" shall mean any day other than a Saturday or Sunday or
           ------------
any other day on which banks located in New York, New York, Fairfax, Virginia, the city in which the Corporate Trust Office of the Owner Trustee is located or, so long as any Pass Through Certificate is outstanding, the city in which the Corporate Trust Office of the Pass Through Trustee is located, are required or authorized to remain closed.

          "Casualty Redemption Date" shall have the meaning specified in
           ------------------------
Section 3.02(a) of the Indenture.

          "Certificate" shall mean any of the Pass Through Certificates.
           -----------

          "Certificateholder" shall have the meaning specified in the Pass
           -----------------
Through Trust Agreement.

          "Change in Tax Law" shall mean (i) the enactment of a statute which
           -----------------
amends the Code or otherwise relates to United States federal Taxes or (ii) the promulgation of any regulation to the Code in temporary or final form or (iii) the publication of any revenue ruling, revenue procedure, notice or other administrative pronouncement of general applicability or (iv) the publication of any opinion of any court in the United States of America relating to Taxes.

          "Charter" shall mean the Demise Charter Party, dated as of the Funding
           -------
Date, between the Owner Trustee and the Charterer for the demise charter of the Vessel, as the same may be modified, amended or supplemented from time to time.

          "Charter Default" shall mean an event which, after giving of notice or
           ---------------
lapse of time, or both, would become a Charter Event of Default.

          "Charter Event of Default" shall have the meaning specified in
           ------------------------
Section 17 of the Charter.

          "Charter Hire" shall mean, collectively, Base Charter Hire,
           ------------
Supplemental Charter Hire, and Renewal Hire, if any.

          "Charter Term" shall mean, collectively, the Interim Charter Term, the
           ------------
Base Charter Term and all Renewal Terms (if any).

          "Charter Termination Date" shall mean the last day of the Charter
           ------------------------
Term, whether occurring by reason of expiration of the Charter Term or upon earlier termination of the Charter pursuant to the terms thereof (including, without limitation, termination pursuant to Section 18(a) of the Charter).

          "Charterer" shall mean Mobil Transport Finance Company Inc., a
           ---------
Delaware corporation, or any successor, assignee or other transferee, as Charterer, under the Charter, as permitted by the Operative Documents.

          "Charterer Debt Advisor/Underwriter" shall mean Morgan Stanley & Co.
           ----------------------------------
Incorporated.

          "Charterer Financial Advisor" shall mean Connell Finance Company, Inc.
           ---------------------------

          "Charterer's Net Present Value Cost" shall mean the Charterer's net
           ----------------------------------
present value of Base Charter Hire to the EBO Exercise Date, and including the EBO Exercise Price, and to the Base Charter Termination Date, in each case, discounted at 7.00%, compounded semiannually.

          "Claims" shall mean any and all liabilities (including, without
           ------
limitation, negligence, warranty, statutory, product, strict or absolute liability, liability in tort or otherwise), obligations, losses, damages, penalties, fines, sanctions, claims, actions, or suits of whatever kind or nature, investigations, judgments, Liens and, shall include all reasonable costs, expenses and disbursements in connection therewith or related thereto, of any kind or nature, including, without limitation, reasonable legal fees and expenses and costs of investigation.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
time to time.

          "Commitment Letter" shall mean the commitment letter dated August 28,
           -----------------
1997 between Sumitomo Bank Leasing and Finance, Inc., as agent for Sumitomo Bank Capital Markets, Inc., and the Charterer.

          "Common Stock" shall mean, with respect to any Person, any and all
           ------------
shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of the Participation Agreement, and includes, without limitation, all series and classes of such common stock.

          "Construction Contract" shall mean the contract dated January 30, 1997
           ---------------------
and any amendments thereto through the Funding Date between the Builder and the Operator providing for the construction of the Vessel.

          "Conveyancing Instrument" shall mean the assignment of warranties,
           -----------------------
from the Seller to the Owner Trustee, dated the Funding Date and delivered pursuant to Sections 3.1 and 4.2 of the Participation Agreement.

          "Corporate Trust Office" shall mean (i) when used with respect to the
           ----------------------              -
Pass Through Trustee, the office of the Pass Through Trustee in the city at which at any particular time its corporate trust business shall be principally administered; (ii) when used with respect to the Indenture Trustee, the
               --
Indenture Trustee Office and (iii) when used with respect to the Owner Trustee,
                              ---
the Corporate Trust Administration department of the Trust Company or such other office of the Owner Trustee in the city at which at any particular time its corporate trust business shall be principally administered.

          "Cut-off Date" shall mean July 1, 1998.
           ------------

          "Debt Rate" shall mean the weighted average interest rate borne by the
           ---------
Secured Notes originally issued under the Indenture.

          "Early Buy-Out Option" shall mean Charterer's option, pursuant to
           --------------------
Section 15(a)(i) of the Charter, to purchase the Vessel on the EBO Exercise Date at the EBO Exercise Price.

          "EBO Exercise Date" shall mean the date specified by the Shipowner as
           -----------------
set forth in Schedule 4 to the Charter, as adjusted pursuant to Section 2.12 of the Participation Agreement.

          "EBO Exercise Price" shall mean an amount which shall equal Total
           ------------------
Vessel Cost times the EBO Percentage.

          "EBO Percentage" shall mean the applicable percentage set forth as an
           --------------
"EBO Percentage" in Schedule 4 to the Charter, subject to adjustment in accordance with Section 4 of the Charter and Section 2.12 of the Participation Agreement.

          "Economic Factors" shall mean collectively, the Base Charter Hire, the
           ----------------
Termination Values, the Stipulated Loss Values and the EBO Exercise Price.

          "Eligible Bank" shall mean any bank or trust company, including the
           -------------
Indenture Trustee and the Pass Through Trustee, which shall be a member of the Federal Reserve System and shall have a combined capital, surplus and undivided profits of not less than $100,000,000.

          "Employer Plan" shall mean each plan as to which the Owner Participant
           -------------
is a party in interest by virtue of (i) Section 3(14)(C) of ERISA or (ii)
                                     -                                --
Section 3(14)(E) of ERISA (to the extent it relates to subsection (C)) or (iii)
                                                                           ---
Section 3(14) (G) of ERISA (to the extent it relates to subsection (C) or (E)) (but only to the extent subsection (E) relates to subsection (C)).

          "Equity Percentage" shall mean an amount equal to 100% minus the Debt
           -----------------
Percentage, which amount shall be not less than 15%.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended.

          "ERISA Plan Assets" shall mean the assets of (i) an employee benefit
           -----------------                            -
plan subject to Part 4 of Subtitle B of Title I of ERISA or (ii) a "Plan" within
                                                             --
the meaning of Section 4975(e)(1) of the Code or (iii) any other entity deemed
                                                  ---
to hold "plan assets" as defined in 29 C.F.R. (S)2510.3-101 of any plan.

          "Event of Loss" shall mean any of the following events:  (i)  there
           -------------
shall have occurred the actual or constructive loss of the Vessel in the opinion of a responsible officer of Charterer; (ii) the Vessel shall become unfit for commercial use in the reasonable opinion of a responsible officer of Charterer;
(iii) there shall have occurred the theft or disappearance of the Vessel for a period in excess of 30 days; (iv) in the opinion of a Responsible Officer of the Charterer, the Vessel becomes worn out, or destroyed, or shall suffer damage (which damage, in the Charterer's reasonable, good faith opinion renders repair or replacement uneconomic); (v) title to the Vessel shall be taken by any governmental entity by condemnation, confiscation, seizure, requisition or
otherwise;   (vi)  use of the Vessel shall be taken or requisitioned (A) by the
U.S. government or any agency thereof for a period which has been ongoing for one year and which is reasonably expected to exceed the remaining term of the Charter, (B) which extends beyond the date which is twelve months prior to the scheduled expiration of the Charter Term, or (C) by any non-U.S.

governmental entity for a period in excess of the lesser of 180 days or the remaining Charter Term for the Vessel; or (vii) the use of the Vessel in the normal course the Charterer's business shall have been prohibited for a continuous period in excess of six (6) months as a result of any rule, regulation, order or other action by the U.S. government or any agency or instrumentality thereof, unless the Charterer shall have undertaken and be carrying forward steps necessary to permit normal use of the Vessel.

          "Excepted Payments" shall mean and include (i) any indemnity or other
           -----------------                          -
payment (whether or not Supplemental Charter Hire) payable under any Operative Document (including, without limitation, any amount payable by the Guarantor under the Guaranty in respect of indemnity amounts payable by the Charterer under any Operative Document) directly to any Person (including, without limitation, the Trust Company or State Street Bank and Trust Company in its individual capacity) other than the Indenture Trustee, any Holder, the Owner Trustee, the Trust Estate or the Indenture Estate; (ii) (A) insurance proceeds,
                                                    --   -
if any, payable to the Trust Company, the Owner Trustee or the Owner Participant under insurance separately maintained by the Trust Company, the Owner Trustee or the Owner Participant as permitted by Section 10(d) of the Charter except to the extent that the payment of any such proceeds diminishes any recovery available under an insurance policy maintained by the Charterer or (B) proceeds of
                                                          -
personal injury or property damage liability insurance payable to or for the benefit of the Trust Company, the Owner Trustee or the Owner Participant under any Operative Document; (iii) any amount payable to the Owner Participant
                         ---
pursuant to the Tax Indemnity Agreement (including any periodic payments thereunder) or for the account of the Owner Participant pursuant to Section 12.2 of the Participation Agreement (or any amount payable by the Guarantor under the Guaranty in respect of amounts payable to the Owner Participant pursuant to the Tax Indemnity Agreement or for the account of the Owner Participant pursuant to
Section 12.2 of the Participation Agreement);(iv) that portion of Stipulated
                                                --
Loss Value, Termination Value and EBO Exercise Price payments attributable to Tax Indemnity Agreement obligations of the Charterer (or payments by the Guarantor under the Guaranty in respect of such portion of Stipulated Loss Value, Termination Value and EBO Exercise Price); (v) if the Charterer exercises
                                                   -
a purchase option under the Charter and assumes the Secured Notes on a full recourse basis pursuant to Section 3.04 of the Indenture, that portion of the applicable purchase price in excess of the principal of and accrued interest on the Outstanding Secured Notes; and (vi) interest at the Overdue Rate payable (to
                                    --
the extent permitted by applicable law) by the Charterer (or the Guarantor) to the Trust Company, the Owner Trustee or the Owner Participant on any of the amounts described in clauses (i) through (v) above; together with the right to demand, collect, sue for, exercise remedies to enforce, or otherwise obtain amounts referred to in clauses (i) through (vi) of this definition.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended.

          "Extraordinary Purchase Option" shall have the meaning set forth in
           -----------------------------
Section 15(a)(iv) of the Charter.

          "Fair Market Charter Hire" shall mean an amount equal to the Fair
           ------------------------
Market Charter Value of the Vessel, as determined in accordance with Section 14 of the Charter, and payable on a semiannual basis on the Base Charter Payment Dates during a Renewal Term.

          "Fair Market Charter Value" or "Fair Market Sales Value" of any
           -------------------------      -----------------------
property or services as of any date shall mean the cash charter payments or cash price that would be obtained in an arm's-length charter or sale, respectively, between an informed and willing charterer or buyer (under no compulsion to charter or purchase) and an informed and willing seller (under no compulsion to charter or sell) of the property or services in question; provided that the
                                                          --------
"Fair Market Charter Value" or "Fair Market Sales Value" for the Vessel shall be determined on the assumption that the Vessel (x) is unencumbered by the
                                                 -
Charter, including any purchase or renewal options thereunder, and (y) has been
                                                                    -
maintained in accordance with the requirements of Section 6 of the Charter.

          "Fair Market Rates" of any service shall mean the cash price that
           -----------------
would be obtained in an arm's-length transaction between an informed and willing provider of such service (under no compulsion to provide such service) and an informed and willing user of such service (under no compulsion to use such service) of the service in question, at the location where such service is to be provided.

          "Final Appraisal" shall mean the appraisal delivered pursuant to
           ---------------
Section 4.5(a) of the Participation Agreement.

          "Final Determination" shall mean (i) a decision, judgment, decree or
           -------------------              -
other order by any court of competent jurisdiction that resolves the matter, which decision, judgment, decree or other order has become final (i.e., the
                                                                  - -
earliest of when (x) all allowable appeals have been exhausted by either party
                  -
to the action or (y) the time for filing all allowable appeals has expired; (ii)
                  -                                                          --
a closing agreement entered into under Section 7121 of the Code (or any successor provision) or any other settlement agreement entered into in connection with the administrative or judicial proceedings, in any case with the Charterer's consent; (iii) the expiration of the time for instituting an initial suit with
          ---
respect to a claimed deficiency and for instituting a claim for refund, or, if a refund claim was filed, the expiration of the time for instituting suit with respect thereto or (iv) in the case of a Tax subject to indemnification by the
                    --
Charterer under the Participation Agreement or the Tax Indemnity Agreement, the point in time when the Tax Indemnitee is no longer required to contest the imposition of such Tax pursuant to Section 12.2(e) of the Participation Agreement or Section 7 of the Tax Indemnity Agreement, as the case may be.

          "Fixed Price Purchase Option" shall mean Charterer's option, pursuant
           ---------------------------
to Section 15(a) of the Charter to purchase the Vessel at the end of the Base Charter Term, at the lesser of then Fair Market Sales Value or the percentage of Total Vessel Cost established as the Fixed Price Purchase Option Amount.

          "Fixed Price Purchase Option Amount" shall mean the amount set forth
           ----------------------------------
in Schedule 6 to the Charter and confirmed by the Appraisal delivered pursuant to Section 3.7 of the Participation Agreement as being not less than the reasonably expected Fair Market Sales Value of the Vessel on the date the Fixed Price Purchase Option is exercisable, as adjusted pursuant to Section 2.12 of the Participation Agreement.

          "Funding Date" shall mean the date set forth in the notice of the
           ------------
Funding Date delivered by the Charterer pursuant to Section 2.4 of the Participation Agreement or such other later date on which the closing of the transactions contemplated by Section 2 of the Participation Agreement shall occur.

          "GAAP" shall mean generally accepted accounting principles in the
           ----
United States of America.

          "Governmental Actions" shall mean all applicable actions,
           --------------------
authorizations, consents, approvals, waivers, exceptions, variances, franchises, filings, orders, permits, licenses, exemptions, publications, notices from and declarations of any Governmental Authority.

          "Governmental Authority" shall mean any applicable nation or
           ----------------------
government, any state, county, municipality or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Governmental Rule" shall mean applicable treaties, conventions,
           -----------------
statutes, laws, rules, codes, ordinances, decisions, regulations, permits, certificates and orders of any

Governmental Authority now or hereafter in effect and any interpretation thereof by competent Governmental Authority, including any judicial or administrative order, consent decree, settlement agreement or judgment.

          "Guarantor" shall mean Mobil Corporation, a Delaware corporation, in
           ---------
its capacity as guarantor, or any successor, assignee or other transferee, as guarantor under the Guaranty, as permitted by the terms of the Guaranty.

          "Guaranty" or "Parent Guaranty" shall mean the Guaranty, dated as of
           --------      ---------------
the Funding Date by the Guarantor in favor of the Owner Trustee, the Trust Company, the Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Certificate holders, as the same may be modified, amended or supplemented from time to time.

          "Guaranty Documents" shall mean collectively, the Participation
           ------------------
Agreement, the Charter and the Tax Indemnity Agreement.

          "Holder" shall mean a registered holder of a Secured Note and shall
           ------
include, so long as the Pass Through Trustee is a registered holder of a Secured Note, the Pass Through Trustee.

          "Increased Indemnity" shall mean any amount that Charterer or any
           -------------------
subcharterer will, as a result of a transfer of the interest of the Owner Participant, be required to pay to or for the benefit of any holder of a Secured Note or any holder of a Pass-Through Certificate or any other person entitled to indemnification under the Operative Documents any amount under any indemnification provision of any Operative Document that is greater than the amount which Charterer or any subcharterer would be required to pay to such holder or such other person in the absence of such transfer.

          "Indemnitee" shall mean the Owner Trustee (both in its individual and
           ----------
its trust capacities), the Owner Participant, the Indenture Trustee (both in its individual and its trust capacities), the Pass Through Trustee (both in its individual and its trust capacities), and the Loan Participant.

          "Indenture" shall mean the Trust Indenture, Mortgage, Assignment of
           ---------
Charter and Security Agreement, dated as of the Funding Date between the Owner Trustee and the Indenture Trustee, as the same may be modified, amended or supplemented from time to time.

          "Indenture Default" shall mean an event which, after giving of notice
           -----------------
or lapse of time, or both, would become an Indenture Event of Default.

          "Indenture Estate" shall have the meaning specified in the Granting
           ----------------
Clause of the Indenture.

          "Indenture Event of Default" shall have the meaning specified in
           --------------------------
Section 5.02 of the Indenture.

          "Indenture Indebtedness" shall have the meaning specified in the
           ----------------------
Recitals to the Indenture.

          "Indenture Trustee" shall have the meaning specified in the preamble
           -----------------
to the Indenture.

          "Indenture Trustee Fees" shall mean the fees, expenses and
           ----------------------
disbursements of the Indenture Trustee payable pursuant to the Indenture, as they are set forth in an invoice of the Indenture Trustee received by the Shipowner (with copy to the Charterer).

          "Indenture Trustee Office" shall mean the office of the Indenture
           ------------------------
Trustee located at Two International Place, Boston, Massachusetts 02110 or such other office as may be designated by the Indenture Trustee to the Owner Trustee and the Charterer.

          "Indenture Trustee's Liens" shall mean any Lien on or relating to or
           -------------------------
affecting all or any part of the Vessel, the Charter, the Trust Estate, the Indenture Estate or any payment of Charter Hire (a) which results from any act
                                                 -
of, or failure to act by, or any Claim against or affecting, the Indenture Trustee (in its individual capacity or as trustee) unrelated to the Indenture Trustee's participation in the transactions contemplated by the Participation Agreement or any other Operative Document, or which results from any violation by the Indenture Trustee (in its individual capacity or as trustee) of any of the terms of the Operative Documents; (b) which results from any Tax owed by the
                                       -
Indenture Trustee (in its individual capacity or as trustee), except that Indenture Trustee's Liens shall not include any Lien resulting from any Tax for which the Charterer is obligated to indemnify the Indenture Trustee (in its individual capacity or as trustee) pursuant to Section 12.2 of the Participation Agreement until such time as the Charterer shall have already paid to, or on behalf of, the Indenture Trustee, the Tax or an indemnity with respect to the same or (c) which results from any Claim against the Indenture Trustee arising
         -
out of the voluntary or involuntary transfer (other than pursuant to Section 18(a) of the Charter) by the Indenture Trustee of all or any part of its interest in the Vessel, the Charter, the Trust Estate, the Indenture Estate or any payment of Charter Hire.

          "Independent" shall mean, when used with respect to any specified
           -----------
Person, a Person who (1) is in fact independent; (2) does not have any direct
                      -                           -
financial interest in the Trust Company, the Owner Trustee, the Owner Participant or the Charterer or any Affiliate of any of them and (3) is not
                                                                  -
connected with the Trust Company, the Owner Participant or the Charterer or any such Affiliate as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is provided that any Independent Person's opinion or certificate shall be furnished to the Indenture Trustee, such Person shall be appointed by the Charterer and approved by the Indenture Trustee in the exercise of reasonable care and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

          "Independent Investment Banker" shall mean an independent investment
           -----------------------------
banking institution of national standing appointed by the Charterer on behalf of the Owner Trustee; provided that if the Indenture Trustee shall not have
                   --------
received written notice of such an appointment at least ten (10) days prior to the relevant Redemption Date or Charter Termination Date or if a Charter Event of Default shall have occurred and be continuing, "Independent Investment
                                                   ----------------------
Banker" shall mean such an institution appointed by the Indenture Trustee.

          "Initial Secured Notes" shall mean the Secured Notes issued under the
           ---------------------
Indenture on the Funding Date or any Secured Notes issued in exchange therefore pursuant to Sections 2.06 and 2.07 of the Indenture.

          "Initial Subcharter" shall mean the subcharter agreement for the
           ------------------
demise charter of the Vessel, dated as of the Funding Date, between the Charterer and the Operator.

          "Interest Payment Date" shall mean each January 31 and July 31.
           ---------------------

          "Interim Charter Hire" shall have the meaning specified in Section
           --------------------
3(b) of the Charter.

          "Interim Charter Term" shall have the meaning set forth in Section
           --------------------
3(a) of the Charter.

          "Investment" shall have the meaning specified in Section 2.1 of the
           ----------
Participation Agreement.

          "Lien" shall mean any mortgage, pledge, security interest,
           ----
encumbrance, lien, right of others or charge of any kind, any right of first refusal, any title defect, conditional sale or other title retention agreement or any Charter in the nature thereof or the filing of, or agreement to give, any financing statement under the UCC (or any similar law) of any jurisdiction.

          "Loan Participant" shall mean and include each Holder (including, so
           ----------------
long as it holds a Secured Note, any Pass Through Trustee).

          "Loan Participant's Liens" shall mean any Lien on or relating to, or
           ------------------------
affecting all or any part of, the Vessel, the Charter, the Trust Estate, the Indenture Estate or any payment of Charter Hire (a) which results from any act
                                                 -
of, or any failure to act by, or any Claim against or affecting, the Loan Participant unrelated to the Loan Participant's participation in the transactions contemplated by the Operative Documents or which results from any violation by the Loan Participant of any of the terms of the Operative Documents; (b) which results from any Tax owed by the Loan Participant, except
            -
that Loan Participant's Liens shall not include any Lien resulting from any Tax for which the Charterer is obligated to indemnify the Loan Participant until such time as the Charterer shall have already paid to, or on behalf of, the Loan Participant the Tax or an indemnity with respect to the same or (c) which
                                                                 -
results from any Claim against the Loan Participant arising out of the voluntary or involuntary transfer (other than pursuant to Section 18(a) of the Charter) by the Loan Participant of all or any part of its interest in the Secured Notes, the Vessel, the Charter, the Trust Estate, the Indenture Estate or any payment of Charter Hire.

          "Loss Termination Date" shall have the meaning set forth in Section
           ---------------------
11(b)(i) of the Charter.

          "Majority in Interest of Holders of Notes" shall mean, as of any date
           ----------------------------------------
of determination, Holders holding in aggregate more than 51% of the total principal amount of the Secured Notes Outstanding.

          "Make-Whole Amount" shall mean, with respect to the principal amount
           -----------------
of any Outstanding Secured Note of any series to be redeemed or purchased on any Redemption Date, the amount which the Independent Investment Banker determines as of the fourth Business Day prior to such Redemption Date to equal the excess, if any, of (x) the sum of the present values of all the remaining scheduled
            -
payments of principal and interest from the Redemption Date to maturity of such Secured Note, discounted semi-annually on each Interest Payment Date at a rate equal to the Treasury Rate plus 0.10%, based on a 360-day year of twelve 30-day months, over (y) the unpaid principal amount of such Secured Note plus accrued
              -
but unpaid interest on such Secured Note (but not any accrued interest in default).

          "Maturity Date" shall mean, with respect to the Secured Note of any
           -------------
series, the date specified as the "Maturity Date" for such series on Exhibit B to the Indenture.

          "Maximum Rate" shall have the meaning set forth in Section 21(m)
           ------------
of the Charter.

          "Modifications" shall mean collectively, Optional Modifications and
           -------------
Required Modifications.

          "Monthly Date" shall mean any date set forth in the first column of
           ------------
Schedule 3 to the Charter.

          "Nonseverable Modification" shall mean any Modification to the Vessel
           -------------------------
which is not a Severable Modification.

          "Non-tax Pricing Assumptions" shall have the meaning specified in
           ---------------------------
Schedule 2 to the Participation Agreement.

          "Note Register" shall have the meaning specified in Section 2.04
           -------------
of the Indenture.

          "Officer's Certificate" and "Officers' Certificate" of any Person
           ---------------------       ---------------------
shall mean a certificate signed on behalf of such Person by the Chairman, the President, any Vice President, any Assistant Vice President, Financial Services Officer, the Controller, Assistant Treasurer or the Treasurer of such Person or any other individual duly authorized and acting in such capacity or, in the case of the Owner Trustee, the Pass Through Trustee or the Indenture Trustee, a Responsible Officer of the Owner Trustee, the Pass Through Trustee or the Indenture Trustee.

          "Operative Documents" shall mean the Conveyancing Instrument, the Bill
           -------------------
of Sale, the Guaranty, the Indenture, the Ship Mortgage, the Charter, the Participation Agreement, the Secured Note, the Tax Indemnity Agreement and the Trust Agreement.

          "Operator" shall mean, Mobil Oil Corporation initially, and any other
           --------
subcharterer or operator operating the Vessel (but shall not be deemed to include the Shipowner or any subcharterer of the Shipowner or operator operating the Vessel for the Shipowner or such subcharterer of the Shipowner, in each case other than the Charterer or any operator operating the Vessel on behalf of the Charterer) under any subcharter, assignment, or other agreement entered into in accordance with Section 16(b) of the Charter.

          "Optional Modifications" shall have the meaning specified in Section
           ----------------------
6(b) of the Charter.

          "Outstanding" shall mean, when used with respect to the Secured Notes
           -----------
as of any date of determination, all Secured Notes theretofore authenticated and delivered under the Indenture, except:

          (i) Secured Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

         (ii) Secured Notes or portions thereof for whose payment or redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Loan Participants with respect to such Secured Notes, provided that if such Secured Notes are to be redeemed or
                    --------
     purchased, notice of such redemption or purchase has been duly given (or provision thereof satisfactory to the Indenture Trustee has been made) and not revoked or otherwise withdrawn pursuant to the Indenture; and

        (iii) Secured Notes paid or in exchange for which or in lieu of which other Secured Notes have been authenticated and delivered pursuant to the Indenture;

provided, however, that in determining whether the Holders of the requisite
--------  -------
principal amount of Secured Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Secured Notes owned by or pledged to the Owner Trustee, the Charterer, the Owner Participant, or any Affiliate of the Charterer, the Owner Trustee or the Owner Participant, shall be disregarded and deemed not to be Outstanding, unless such Person owns 100% of the Secured Notes owned by all Persons, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Secured Notes which the Indenture Trustee knows to be so owned or pledged shall be so disregarded. Secured Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Secured Notes and that the pledgee is not the Owner Trustee, the Charterer, the Owner Participant, or any Affiliate of the Owner Trustee, the Charterer or the Owner Participant.

          "Overdue Rate" shall mean a rate per annum equal to (i) with respect
           ------------                                        -
to amounts owing to the Loan Participant constituting payments or prepayments of any Secured Notes of any series, the rate of interest specified for overdue amounts on such series of Secured Notes and (ii) with respect to amounts owing to the Owner
                                  --
Participant, the Charterer or the Owner Trustee, the rate of interest publicly announced from time to time by Citibank, N.A. in New York City as its "prime" or "base" rate plus 1% (computed on the basis of the actual days elapsed during the relevant period and a 365-day year).

          "Owner Participant" shall mean SBCM Marine Finance, Inc., a Delaware
           -----------------
corporation, and each Person to whom a transfer is effected in accordance with and pursuant to the terms of Section 13 of the Participation Agreement.

          "Owner Participant Guarantor" shall mean Sumitomo Bank Capital
           ---------------------------
Markets, Inc., a Delaware corporation, in its capacity as guarantor, or any successor, assignee or other transferee, as guarantor under the Owner Participant Guaranty, as permitted by the terms of the Owner Participant Guaranty.

          "Owner Participant Guaranty" shall mean the Owner Participant
           --------------------------
Guaranty, dated as of the Funding Date by the Owner Participant Guarantor in favor of the Charterer, Mobil Oil Corporation, the Owner Trustee, the Trust Company, and the Indenture Trustee, as the same may be modified, amended or supplemented from time to time.

          "Owner Participant Guaranty Documents" shall mean collectively, the
           ------------------------------------
Participation Agreement, the Charter and the Tax Indemnity Agreement

          "Owner Participant's Liens" shall mean any Lien on or relating to or
           -------------------------
against all or any part of the Vessel, the Charter, the Trust Estate, the Indenture Estate or any payment of Charter Hire (a) which results from any act
                                                 -
of, or any failure to act by, or any Claim against or affecting, the Owner Participant unrelated to the Owner Participant's participation in the transactions contemplated by the Operative Documents or which results from any violation by the Owner Participant of any of the terms of the Operative Documents; (b) which results from any Tax owed by the Owner Participant, except
            -
that Owner Participant's Liens shall not include any Lien resulting from any Tax for which the Charterer is obligated to indemnify the Owner Participant (or any member of its consolidated group) until such time as the Charterer shall have already paid to, or on behalf of, the Owner Participant (or such member of its consolidated group), the Tax or an indemnity with respect to the same or (c)
                                                                          -
which results from any Claim against the Owner Participant arising out of the voluntary or involuntary transfer (other than pursuant to Section 18(a) of the Charter) by the Owner Participant of all or any part of its interest in the Vessel, the Charter, the Trust Estate, the Indenture Estate or any payment of Charter Hire, including, without limitation, by means of granting a security interest therein other than the Lien of the Indenture.

          "Owner Participant's Net Economic Return" shall mean the original
           ---------------------------------------
Owner Participant's anticipated (i) nominal after-tax yield on the sum of the
                                 -
Investment (on the assumption that none of the Investment is comprised of borrowed funds) plus the Transaction Expenses paid by the Owner Trustee, computed using the multiple investment sinking fund method of analysis as described in FAS 13 and (ii) total (but not periodic) after-tax cash flow as a
                         --
percentage of Shipowner's Cost, each as computed by the original Owner Participant in accordance with the assumptions and methods of calculation employed in the original calculation of the Charter Hire, Termination Values, Stipulated Loss Values and EBO Exercise Price as of the Funding Date (as such assumptions may have been modified pursuant to Section 2.12 of the Participation Agreement) through each of the EBO Exercise Date and the end of the Base Charter Term; provided that (a) in the case of any Modification to the
                                      -
Vessel financed pursuant to a Supplemental Financing in which the Owner Participant has made an equity investment, the Owner Participant's Net Economic Return shall be computed in accordance with the terms and conditions agreed to by the Owner Participant and the Charterer at the time of such Supplemental Financing and (b) in the case of any Modification financed pursuant to a
               -
Supplemental Financing in which the Owner Participant has not made an equity investment, the Tax Pricing Assumptions with respect to such Modification and such Supplemental Financing shall be determined under the law in effect at the time of such Supplemental Financing and by taking into account the United States federal, state and local tax posture of the Owner Participant at the time of such Supplemental Financing, as determined by the Owner Participant in its reasonable, good faith judgment and certified by the Owner Participant to the Charterer in writing and, if requested by the Charterer, verified by a nationally recognized Independent accounting firm mutually acceptable to the Owner Participant and the Charterer.

          "Owner Trustee" shall have the meaning set forth in the preamble to
           -------------
the Trust Agreement.

          "Owner Trustee Documents" shall have the meaning specified in Section
           -----------------------
2 of the Trust Agreement.

          "Owner Trustee Fees" shall mean the fees, expenses and disbursements
           ------------------
of the Owner Trustee, after the Delivery Date, payable pursuant to the Trust Agreement as they are set forth in an Officer's Certificate of the Owner Trustee received by the Charterer.

          "Participant" shall mean the Loan Participant or the Owner Participant
           -----------
and "Participants" shall mean all of them.
     ------------

          "Participation Agreement" shall mean the Participation Agreement,
           -----------------------
dated as of the Funding Date among the Charterer, the Owner Participant, the Pass Through Trustee, the Indenture Trustee and the Owner Trustee, as the same may be modified, amended or supplemented from time to time.

          "Pass Through Certificates" shall mean any certificates from time to
           -------------------------
time issued and outstanding under and pursuant to the Pass Through Trust Documents.

          "Pass Through Trust" shall mean, with respect to any Pass Through
           ------------------
Trust Supplement, the trust created by the Pass Through Trust Agreement, as modified by such Pass Through Trust Supplement.

          "Pass Through Trust Agreement" shall mean the Pass Through Trust
           ----------------------------
Agreement, dated as of the Funding Date among the Guarantor, the Charterer, the Pass Through Trustee and certain other parties, as the same may be modified, amended or supplemented from time to time.

          "Pass Through Trust Documents" shall mean the Pass Through Trust
           ----------------------------
Agreement and any other documents entered into in connection with the Pass Through Trust Documents and the transactions contemplated therein.

          "Pass Through Trust Property" in the case of each Pass Through Trust,
           ---------------------------
shall mean the "Property" as defined in the Pass Through Trust Agreement.

          "Pass Through Trust Supplement" shall mean the supplements to the Pass
           -----------------------------
Through Trust Agreement relating to the Pass Through Certificates.

          "Pass Through Trustee" shall mean State Street Bank and Trust Company,
           --------------------
not in its individual capacity except as expressly provided in any Pass Through Trust Document or in any Operative Document, but solely as Pass Through Trustee under the Pass Through Trust Documents, or its successor in interest, and any successor trustee appointed as provided therein.

          "Pass Through Trustee's Liens" shall mean the "Trustee's Liens", as
           ----------------------------
such term is defined in Section 7.16 of the Pass Through Trust Agreement.

          "Permitted Investments" shall mean (i) obligations of the United
           ---------------------              -
States as of America, or obligations fully guaranteed as to interest and principal by the United States of America;

(ii) certificates of deposit issued by an Eligible Bank or interest-bearing
 --
insured accounts in an Eligible Bank; (iii) commercial paper, rated at least P-1
                                       ---
(or comparable rating) by Moody's Investors Service, Inc. (or any successor thereto) or at least A-1 (or comparable rating) by Standard and Poor's Corporation (or any successor thereto) or (iv) a money market fund registered
                                           --
under the Investment Company Act of 1940, the portfolio of which is limited to U.S. government obligations and U.S. agency obligations.

          "Permitted Liens" shall mean
           ---------------

          (i) the respective rights and interests of the Charterer, the Operator, any subcharterer, Owner Participant, Shipowner, and Indenture Trustee, as provided in the Operative Documents;

         (ii) the rights of the Charterer under this Charter, including, without limitation, the rights of the Operator or any subcharterer or any other assignee under a subcharter, assignment or other agreement permitted by the terms of the Charter;

        (iii) Liens attributable to the Owner Trustee, the Trust Company, the Owner Participant, the Loan Participant(s) and the Indenture Trustee;

         (iv) Liens for Taxes either not yet due or which are being contested in good faith and by appropriate proceedings, so long as such proceedings do not involve a material danger of the sale, forfeiture or loss of the Vessel or any material part thereof or title thereto or interest therein;

          (v) Salvage, general average, seamen's, materialmen's, mechanics', workmen's, repairmen's, employees', carriers', warehousemen's or other like Liens (A) arising in the ordinary course of business of the Charterer, the Operator, any subcharterer or assignee under any subcharter or assignment or other agreement permitted by this Charter, or (B) arising in the course of constructing, repairing, equipping or overhauling or modifying the Vessel or any part thereof, in each case for amounts not more than sixty
     (60) days past due or being contested in good faith by appropriate proceedings;

         (vi) Liens that are being contested in good faith and by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Vessel or any material part thereof or title thereto or interest therein;

        (vii) Liens that arise out of judgments or awards with respect to which:

               (a) at the time an appeal or proceeding for review is being prosecuted in good faith,

               (b) there shall have been secured a stay of execution pending such appeal or proceeding for review, and

               (c) during such proceeding there is no material risk of the sale, forfeiture or loss of the Vessel or any material part thereof or title thereto or interest therein;

       (viii) Liens that do not materially adversely affect the use of the Vessel for its intended purpose; and

         (ix) Liens that arise upon the occurrence of or after an Event of Loss or during any period which the use of the Vessel has been requisitioned by the United States.

          "Person" shall mean any individual, partnership, corporation, trust,
           ------
unincorporated association, joint venture, government or any department or agency thereof or any other entity.

          "Plans and Specifications" shall mean the plans and specifications of
           ------------------------
the Vessel as identified in Article I of the Construction Contract, as the same may be modified, amended or supplemented from time to time pursuant to the Construction Contract.

          "Pre-Funding Change in Tax Law" shall mean a Change in Tax Law that
           -----------------------------
occurs after August 28, 1997 and before the Funding Date and that affects the Tax Pricing Assumptions set forth in Schedule 2 to the Participation Agreement.

          "Preferred Stock" shall mean, with respect to any Person, any and all
           ---------------
shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the date of the Participation Agreement, and includes, without limitation, all classes and series of preferred or preference stock.

          "Premium" shall mean the Make-Whole Amount, if any, payable pursuant
           -------
to Article III of the Indenture.

          "Premium Termination Date" shall mean, with respect to any Series
           ------------------------
1997-B Secured Notes, the date set forth as the

"Premium Termination Date" with respect to such series in Exhibit B to the
 ------------------------
Indenture.

          "Purchase Notice" shall have the meaning specified in Section 15(b) of
           ---------------
the Charter.

          "Purchase Redemption Date" shall have the meaning specified in Section
           ------------------------
3.02(c) of the Indenture.

          "Rating Agency" shall mean each of Moody's Investors Service and
           -------------
Standard & Poor's, or if Moody's Investors Service or Standard & Poor's shall no longer perform the function of a securities rating agency, "Rating Agency" shall be deemed to refer to any other nationally recognized rating agency designated by the Guarantor.

          "Rating Agency Confirmation" shall mean a prior written confirmation
           --------------------------
from each Rating Agency that a specified action or event shall not result in the downgrade or withdrawal of such Rating Agency's then current credit rating of the Pass Through Certificates.

          "Redelivery Condition" shall have the meaning specified in Section
           --------------------
4(a) of the Charter.

          "Redemption Date" shall mean the date on which the Secured Notes are
           ---------------
to be redeemed pursuant to Section 3.02, 3.05 or 3.06 of the Indenture.

          "Redemption Price" shall have the meaning specified in Section 3.10 of
           ----------------
the Indenture.

          "Refunded Secured Notes" shall have the meaning specified in Section
           ----------------------
15.1 of the Participation Agreement.

          "Refunding Date" shall have the meaning specified in Section 15.19(d)
           --------------
of the Participation Agreement.

          "Refunding Secured Notes" shall have the meaning specified in Section
           -----------------------
15.1 of the Participation Agreement.

          "Registration Statement" shall mean the Registration Statement on Form
           ----------------------
S-3 that was filed by Mobil Corporation and Mobil Transport Finance Company Inc. with the SEC, and became effective on November 12, 1996, as the same may be modified and supplemented from time to time with respect to the offering of the Pass Through Certificates.

          "Related Indemnitee Group" shall mean, with respect to each
           ------------------------
Indemnitee, its Affiliates, officers, directors, employees, agents, representatives, successors and assigns.

          "Relevant Amendment" shall have the meaning specified in Section 3.04
           ------------------
of the Indenture.

          "Relevant Date" shall have the meaning specified in Section 3.04 of
           -------------
the Indenture.

          "Relevant Date Supplement" shall have the meaning specified in Section
           ------------------------
3.04 of the Indenture.

          "Renewal Hire" shall have the meaning set forth in Section 14(c) of
           ------------
the Charter.

          "Renewal Notice" shall have the meaning specified in Section 14(c) of
           --------------
the Charter.

          "Renewal Term" shall mean a period, during which the Vessel may be
           ------------
chartered for the Fair Market Charter Value as permitted by Section 14 of the Charter, commencing at the end of the Base Charter Term or any Renewal Term and ending on the date chosen by the Charterer pursuant to Section 14 of the Charter or such shorter period as may result from earlier termination of the Charter.

          "Request" shall have the meaning specified in Section 2.08(b) of the
           -------
Indenture.

          "Required Modifications" shall mean alterations, modifications,
           ----------------------
additions and improvements of or to the Vessel as may be required by applicable Governmental Rules, and by Sections 5(d) and 6(a) of the Charter.

          "Responsible Officer", when used with respect to the Owner Trustee,
           -------------------
the Indenture Trustee or the Pass Through Trustee, shall mean an officer in its corporate trust administration department (or any successor group of the Owner Trustee, the Indenture Trustee or the Pass Through Trustee, as the case may be) or any other officer customarily performing functions similar to those performed by any of the above designated officers and also shall mean, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Charterer, Responsible Officer shall mean any officer of the Charterer authorized to act on behalf of the Charterer.

          "SEC" shall mean the Securities and Exchange Commission.
           ---

          "Secured Note" shall mean the note, and "Secured Notes" shall mean all
           ------------                            -------------
notes, and any replacement thereof, and
any Additional Notes, from time to time issued and outstanding under and pursuant to the Indenture.

          "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------

          "Seller" means Mobil Oil Corporation, a New York corporation.
           ------

          "Series 1997-B Secured Notes" shall mean the Series 1997 B Secured
           ---------------------------
Notes, issued under Section 2.01 of the Indenture, and shall include any Series 1997 B Secured Notes issued in exchange therefor or replacement thereof pursuant to Section 2.07 of the Indenture.

          "Severable Modification" shall mean any Modification to the Vessel
           ----------------------
permitted under the Charter which can be readily removed from the Vessel without causing material damage to the Vessel.

          "Ship Mortgage" shall mean the First Preferred Ship Mortgage on the
           -------------
Vessel dated the Funding Date, granted by the Shipowner in favor of the Indenture Trustee.

          "Ship Mortgage Act" shall mean the Ship Mortgage Act, 1920, as
           -----------------
amended, and any successor laws governing ship mortgages on United States flag vessels.

          "Shipowner" shall mean the Owner Trustee.
           ---------

          "Shipowner's Cost" shall mean the amount set forth in the notice of
           ----------------
closing delivered by the Charterer pursuant to Section 2.4 of the Participation Agreement and equals the sum of (a) the Total Vessel Cost and (b) the Transaction Expenses.

          "Shipowner's Liens" shall mean any Lien on or relating to or affecting
           -----------------
all or any part of the Vessel, the Charter, the Trust Estate, the Indenture Estate or any payment of Charter Hire (a) which results from any act of, or any
                                       -
failure to act by, or any Claim against or affecting, the Trust Company or the Owner Trustee unrelated to the Owner Trustee's interest in the Vessel, the administration of the Trust Estate or the Trust Company's or the Owner Trustee's participation in the transactions contemplated by the Participation Agreement or any other Operative Document, or which results from any violation by the Trust Company or the Owner Trustee of any of the terms of the Operative Documents; (b) which results from any Tax owed by the Trust Company or the Owner
            -
Trustee, except that Shipowner's Liens shall not include any Lien resulting from any Tax for which the Charterer is obligated to indemnify the Trust Company or the Owner Trustee until such time as the Charterer shall have already paid to, or on behalf of, the Trust Company or the Owner Trustee, as the case may be, the Tax or an indemnity with respect to the same or (c) which
                                                                  -
results from any Claim against the Trust Company or the Owner Trustee arising out of the voluntary or involuntary transfer (other than pursuant to Section 18(a) of the Charter) by the Owner Trustee of all or any part of its interest in the Vessel, the Charter, the Trust Estate, the Indenture Estate or any payment of Charter Hire, including, without limitation, by means of granting a security interest therein other than the Lien of the Indenture and the Ship Mortgage.

          "Shipping Act" shall mean the Shipping Act, 1916, as amended, and any
           ------------
successor laws governing citizenship of vessels used in U.S. coastwise trade.

          "Special Purchase Option" shall have the meaning specified in Section
           -----------------------
15(a)(v) of the Charter.

          "Special Purchase Option Dates" shall mean either of two dates (such
           -----------------------------
dates to be specified by Charterer prior to the Funding Date).

          "Special Termination" shall have the meaning specified in Section
           -------------------
12(e)(i) of the Charter.

          "Special Termination Date" shall have the meaning specified in Section
           ------------------------
12(e)(ii) of the Charter.

          "Special Termination Notice" shall have the meaning specified in
           --------------------------
Section 12(e)(ii) of the Charter.

          "Specified Charter Event of Default" shall mean a Charter Event of
           ----------------------------------
Default described in paragraph (i), (vi) or (vii) of Section 17(a) of the Charter.

          "Stipulated Loss Value", shall mean with respect to the Vessel, as of
           ---------------------
any Stipulated Loss Value Determination Date, (i) during the Base Charter Term,
                                               -
the amount determined by multiplying Total Vessel Cost by the Stipulation Loss Value Percentage set forth opposite such Stipulated Loss Value Determination Date in Schedule 2 to the Charter and (ii) during any Renewal Term, as
                                       --
determined pursuant to Section 14(d) of the Charter.

          "Stipulated Loss Value Determination Date" shall mean any of the dates
           ----------------------------------------
set forth on Schedule 2 to the Charter.

          "Stipulated Loss Value Percentages" shall mean the percentages set
           ---------------------------------
forth in Schedule 2 to the Charter, subject to adjustment in accordance with Section 2.12 of the Participation Agreement.

          "Subsidiary" of any Person shall mean any corporation, association or
           ----------
other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled to vote in the election of directors, managers or trustees thereof (without regard to the occurrence of any contingency) is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries (within the meaning of this definition) of that Person, or a combination thereof.

          "Supplemental Charter Hire" shall mean (i) any and all amounts,
           -------------------------              -
liabilities and obligations (other than Base Charter Hire, Renewal Hire or Interim Charter Hire) which the Charterer assumes or agrees to pay to or on behalf of the Owner Trustee, the Owner Participant, the Trust Company, the Loan Participant or the Indenture Trustee under any Operative Document, including, without limitation, any payments of indemnification or Stipulated Loss Value or Termination Value or, to the extent provided in Section 3(j) of the Charter, Premium and (ii) any amounts which are expressed in the Indenture to be payable
             --
as the Charterer's expense.

          "Supplemental Financing" shall mean any financing of the cost of any
           ----------------------
Modification to the Vessel pursuant to Section 14 of the Participation
Agreement.

          "Taxes" shall mean any and all taxes, impositions, fees, levies,
           -----
assessments, duties, withholdings or other governmental charges of any nature whatsoever (together with any related interest, fines, penalties or additions to tax), however imposed or asserted, by any United States Federal, state or local government or taxing authority (including any possession or territory thereof), or any foreign government or any taxing authority or subdivision thereof, or any international taxing authority or any subdivision or taxing authority thereof, including, without limitation, rental, income, withholding, sales, use, transfer, leasing, personal property, real property, excise, receipts, franchise, value-added, stamp, filing, recording, documentation or license taxes.

          "Tax Claim" shall have the meaning specified in Section 12.2(e) of the
           ---------
Participation Agreement.

          "Tax Indemnitee" shall mean the Owner Trustee (both in its individual
           --------------
capacity and in its trust capacity), the Owner Participant and the Indenture Trustee (both in its individual capacity and in its trust capacity) but shall not include (i) the Loan Participant, (ii) the Pass Through Trustee or (iii) any
             -                         --                               ---
Certificateholder.

          "Tax Indemnity Agreement" shall mean the Tax Indemnity Agreement,
           -----------------------
dated as of the Funding Date between the Owner Participant and the Charterer, as the same may be modified, amended or supplemented from time to time.

          "Tax Pricing Assumptions" shall mean the assumptions described as "Tax
           -----------------------
Pricing Assumptions" in Schedule 2 to the Participation Agreement.

          "Termination Date" shall have the meaning specified in Section 12(b)
           ----------------
of the Charter.

          "Termination Election" shall have the meaning specified in Section
           --------------------
12(a) of the Charter.

          "Termination Redemption Date" shall have the meaning specified in
           ---------------------------
Section 3.02(b) of the Indenture.

          "Termination Value" shall mean with respect to the Vessel (i) as of
           -----------------                                         -
the Funding Date or any Monthly Date during the Base Charter Term, the amount determined by multiplying Owner Trustee's Cost by the Termination Value Percentage set forth opposite such date in Schedule 3 to the Charter and (ii)
                                                                          --
during any Renewal Term, as determined pursuant to Section 14(d) of the Charter.

          "Termination Value Percentages" shall mean the percentages set forth
           -----------------------------
on Schedule 3 to the Charter, subject to adjustment in accordance with Section
2.12 of the Participation Agreement.

          "Total Vessel Cost" shall mean the fair market value of the Vessel as
           -----------------
determined by the Appraisal, which is an amount equal to $47,936,794.00.

          "Transaction Expenses" shall mean the fees, expenses, disbursements
           --------------------
and costs incurred in connection with the preparation, execution and delivery of the Operative Documents and the Pass Through Trust Documents and the consummation of the transactions contemplated thereby on the Funding Date, including, but not limited to:

          (i) document preparation, printing and distribution costs, ratings agency fees and governmental filing fees;

         (ii) fees and expenses of counsel to the Underwriter and counsel to the Holders and up to $100,000 of the fees plus the reasonable expenses of Mayer, Brown & Platt, counsel to the Owner Participant;

        (iii) the initial fees and expenses of the Owner Trustee, the Indenture Trustee and, if applicable, the Pass Through Trustee, and their respective counsel;

         (iv) the fees and expenses of the Charterer Financial Advisor and the Charterer Debt Advisor/Underwriter (including underwriting commissions and/or placement fees); and

          (v)  the fees and expenses of the Appraiser.

Transaction Expenses will not include any fees and expenses of financial advisors or brokers retained by or acting on behalf of the Owner Participant or any Lender. Any such fees and expenses shall be paid separately by the Owner Participant or such Lender, as the case may be.

          "Transferee" shall have the meaning specified in Section 13.2 of the
           ----------
Participation Agreement.

          "Treasury Rate" shall mean, with respect to each Secured Note to be
           -------------
redeemed or purchased, a per annum rate (expressed as a semi-annual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield), determined to be the per annum rate equal to the semi-annual yield to maturity of United States Treasury securities maturing on the Average Life Date of such Secured Note, as determined by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (A) one maturing as close as possible to, but
                             -
earlier than, the Average Life Date of such Secured Note and (B) the other
                                                              -
maturing as close as possible to, but later than, the Average Life Date of such Secured Note, in each case as published in the most recent H.15(519) (or, if a weekly average yield to maturity of United States Treasury securities maturing on the Average Life Date of such Secured Note is reported in the most recent H.15(519), as published in H.15(519)). H.15(519) shall mean "Statistical Release H.15(519), Selected Interest Rates" or any successor publication, published by the Board of Governors of the Federal Reserve System. The most recent H.15(519) shall mean the latest H.15(519) which is published prior to the close of business on the fourth Business Day preceding the Redemption Date. For purposes hereof, "Average Life Date" shall mean, with respect to each Secured
                  -----------------
Note to be redeemed, the date which follows the Redemption Date by a period equal to the Remaining Weighted Average Life of such Secured Note. For purposes hereof, "Remaining Weighted Average Life" shall mean, for any Secured Note, as
         -------------------------------
of any date of determination, the number of days equal to the quotient obtained by dividing (a) the sum of the products
             -
obtained by multiplying (i) the amount of each then remaining installment of
                         -
principal, including the payment due on the maturity of such Secured Note by

(ii) the number of days from and including the Redemption Date to but excluding
 --
the scheduled payment date of such principal payment, by (b) the then unpaid
                                                          -
principal amount of such Secured Note.

          "Treasury Regulations" shall mean the income tax regulations issued,
           --------------------
published or promulgated under the Code by the United States Department of the Treasury.

          "Trust Agreement" shall mean the Trust Agreement dated as of the
           ---------------
Funding Date between the Owner Participant and the Trust Company, as the same may be modified, amended or supplemented from time to time.

          "Trust Company" shall mean First Security Bank, National Association,
           -------------
a national banking association, in its individual capacity.

          "Trust Estate" shall have the meaning specified in Section 3.2 of the
           ------------
Trust Agreement.

          "Trust Expenses" shall have the meaning specified in Section 8.1 of
           --------------
the Trust Agreement.

          "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as
           -------------------
amended.

          "UCC" shall mean the Uniform Commercial Code as in effect in the State
           ---
of New York or in any other applicable jurisdiction.

          "Underwriting Agreement" shall mean the Underwriting Agreement to be
           ----------------------
entered into among the Guarantor, the Charterer and Charterer Debt Advisor/Underwriter relating to the purchase and sale of the Pass Through Certificates, as the same may be modified, amended or supplemented from time to time.

          "U.S. Government Obligations" shall mean securities that are direct
           ---------------------------
obligations of the United States of America for the payment of which its full faith and credit is pledged which are not callable or redeemable, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt so long as such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

          "Vessel" shall mean the United States documented double-hulled tanker
           ------
vessel AMERICAN PROGRESS, Official Number 1053997, of approximately 30,415 gross tons and 11,125 net tons, built in 1997 by Newport News Shipbuilding and Dry Dock Company, or any vessel substituted therefor in accordance with Section 11(b)(ii) of the Charter.